                           SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]


Check the appropriate box:

[_] Preliminary Proxy Statement           [_] CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
[X] Definitive Proxy Statement                RULE 14A-6(E)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12



                       WORKGROUP TECHNOLOGY CORPORATION
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


    ------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement,
                          if other than the Registrant)


[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes: The payment being made against Workgroup Technology Corporation Account # 0001007021, funds already in account.

                       WORKGROUP TECHNOLOGY CORPORATION
                              81 Hartwell Avenue
                        Lexington, Massachusetts 02173

                                _______________

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                _______________


To the Stockholders of Workgroup Technology Corporation

     The Annual Meeting of Stockholders of Workgroup Technology Corporation (the "Corporation"), a Delaware corporation, will be held on Wednesday, July 31, 1996 at 10:00 a.m., local time, at the offices of Testa, Hurwitz & Thibeault, LLP, 125 High Street, High Street Tower, Boston, Massachusetts, 02110 for the following purposes:

     1. To elect one (1) Class I director to serve for a three-year term or until his or her successor is elected and qualified.

     2. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Only stockholders of record at the close of business on June 15, 1996 are entitled to notice of and to vote at the meeting.

     All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if such stockholder has returned a proxy.

                              By Order of the Board of Directors

                              /s/ George R. McHorney

                              George R. McHorney
                              Secretary


Lexington, Massachusetts
July 2, 1996

                       WORKGROUP TECHNOLOGY CORPORATION
                               _________________

                                PROXY STATEMENT

                                 July 2, 1996

     Proxies in the form enclosed with this proxy statement are solicited by the Board of Directors of Workgroup Technology Corporation (the "Corporation"), a Delaware corporation, for use at the Annual Meeting of Stockholders to be held on Wednesday, July 31, 1996, at 10:00 a.m., local time, at the offices of Testa, Hurwitz & Thibeault, LLP, 125 High Street, High Street Tower, Boston, Massachusetts, 02110.

     Only stockholders of record at the close of business on June 15, 1996 (the "Record Date") will be entitled to receive notice of and to vote at the meeting and any adjournments thereof. As of that date, 7,942,520 shares of common stock, $.01 par value per share (the "Common Stock"), of the Corporation were issued and outstanding. The holders of Common Stock are entitled to one vote per share on any proposal presented at the meeting. Stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder's right to attend the meeting and vote in person. Any stockholder giving a proxy has the right to revoke it (i) by filing a later-dated proxy or a written notice of revocation with the Secretary of the Corporation at any time before it is exercised or (ii) by voting in person at the Annual Meeting (although attendance at the Annual Meeting will not, in itself, constitute revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Workgroup Technology Corporation, 81 Hartwell Avenue, Lexington, Massachusetts, 02173, Attention: Secretary, at or before the taking of the vote at the Annual Meeting.

     The representation in person or by proxy of at least a majority of the outstanding Common Stock entitled to vote at the meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker "non-votes" are counted as present or represented for purposes of determining the presence or absence of a quorum for the meeting. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect to such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

     In the election of the Class I director, the nominee receiving the highest number of affirmative votes of the shares present or represented and entitled to vote at the meeting shall be elected as director. On all other matters being submitted to stockholders, an affirmative vote of a majority of the shares present or represented and voting on each such matter is required for approval. An automated system administered by the Corporation's transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. Abstentions are included in the number of shares present or represented and voting on each matter. Broker "non-votes" are not so included.

     The persons named as attorneys-in-fact in the proxies, James M. Carney and George R. McHorney, are a director and officer and an officer of the Corporation, respectively. All properly executed proxies returned in time to be counted at the meeting will be voted. All proxies will be voted in accordance with the stockholders' instructions, and, if no choice is specified, the enclosed proxy card (or any signed and dated copy thereof) will be voted FOR the matters set forth in the accompanying Notice of Meeting. Any stockholder giving a proxy has the right to withhold authority to vote for any individual nominee to the Board of Directors by writing that nominee's name in the space provided on the proxy.

     The Board of Directors knows of no other matters to be presented at the meeting. If any other matter should be presented at the meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

     An Annual Report to Stockholders, containing financial statements for the fiscal year ended March 31, 1996, is being mailed together with this proxy statement to all stockholders entitled to vote. This proxy statement and the form of proxy were first mailed to stockholders on or about July 2, 1996.

             MANAGEMENT AND PRINCIPAL HOLDERS OF VOTING SECURITIES

     The following table sets forth as of the Record Date: (i) the name of each person who, to the knowledge of the Corporation, owned beneficially more than 5% of the Common Stock of the Corporation outstanding at such date; (ii) the name of each director or nominee; and (iii) the name of each executive officer identified in the Summary Compensation Table set forth below under "Compensation and Other Information Concerning Directors and Officers," the number of shares owned by each of such persons and the percentage of the outstanding shares represented thereby, and also sets forth such information for all officers, directors and nominees as a group.


            Name and Address              Amount and Nature     Percent
          of Beneficial Owner              of Ownership (1)   of Class (2)
- ----------------------------------------  ------------------  ------------
TA Associates Group(3)..................          1,534,953          19.3%
  c/o TA Associates, Inc.
  125 High Street
  Boston, MA 02110
Norwest Equity Partners V, L.P..........            666,666           8.4%
  40 Williams Street
  Suite 305
  Wellesley, MA  02181
James M. Carney(4)......................            495,676           6.2%
George R. McHorney(5)...................             41,998   *
Lawrence M. Gozzard(6)..................             30,499   *
George L. LeBlanc(7)....................             16,666   *
Michael S. Rudy(8)......................             23,333   *
Stephen J. Gaal(9)......................              7,703   *
Shaun M. McConnon(10)...................             23,748   *
Ernest C. Parizeau(11)..................            667,916           8.4%
All officers, directors and nominees as
 a group (9 persons)(12)................          1,307,538          16.5%
- ------------------------

*  Less than 1%

(1) Except as otherwise noted, each person or entity named in the table has sole voting and investment power with respect to the shares. The inclusion herein of any shares of Common Stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

(2) Applicable percentage of ownership as of the Record Date is based upon 7,942,520 shares of Common Stock outstanding on such date. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "Commission"), and includes voting and investment power with respect to shares. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days of the Record Date are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.

(3) Includes 880,086 shares of Common Stock owned by Advent VI L.P.; 406,946 shares of Common Stock owned by Advent Atlantic and Pacific II L.P.; 88,007 shares of Common Stock owned by Advent New York L.P.; 146,711 shares of Common Stock owned by Advent Industrial II L.P.; and 13,203 shares of Common Stock owned by TA Venture Investors Limited Partnership. Advent VI L.P., Advent Atlantic and Pacific II L.P., Advent New York L.P., Advent Industrial II L.P. and TA Venture Investors Limited Partnership are part of an affiliated group of investment partnerships collectively referred to as the TA Associates Group. Mr. Gaal, a director of the Corporation, is a Principal of TA Associates, Inc. which is the sole general partner of TA Associates VI L.P. and TA Associates AAP II Partners L.P. TA Associates VI L.P. is the sole general partner of Advent New York L.P., Advent Industrial II L.P. and Advent VI, L.P. TA Associates AAP II Partners L.P. is the sole general partner of Advent Atlantic and Pacific II L.P. Mr. Gaal is a General Partner of TA Venture Investors Limited Partnership. TA Associates, Inc. exercises sole voting and investment power with respect to all of the shares held of record by the named investment partnerships, with the exception of those shares held by TA Venture Investors Limited Partnership. Principals and employees of TA Associates, Inc. (including Mr. Gaal) comprise the General Partners of TA

     Venture Investors Limited Partnership. In such capacity, Mr. Gaal may be deemed to share voting and investment power with respect to 13,203 shares of record held by TA Venture Investors Limited Partnership. Mr. Gaal disclaims beneficial ownership of such shares, except to the extent of 6,453 shares as to which he holds a pecuniary interest.

(4) Includes 13,333 shares of Common Stock owned by CeAnn B. Carney, Mr. Carney's spouse. Excludes unvested options to purchase 99,998 shares of Common Stock.

(5) Includes 8,667 shares of Common Stock which may be purchased within 60 days of the Record Date upon the exercise of stock options. Excludes unvested options to purchase 110,334 shares of Common Stock.

(6) Includes 30,499 shares of Common Stock which may be purchased within 60 days of the Record Date upon the exercise of stock options. Excludes unvested options to purchase 116,833 shares of Common Stock.

(7) Includes 3,333 shares of Common Stock which may be purchased within 60 days of the Record Date upon the exercise of stock options. Excludes unvested options to purchase 66,665 shares of Common Stock.

(8) Includes 16,333 shares of Common Stock which may be purchased within 60 days of the Record Date upon the exercise of stock options. Excludes unvested options to purchase 56,163 shares of Common Stock.

(9) Includes 6,453 shares beneficially owned by Mr. Gaal through TA Venture Investors Limited Partnership, all of which shares are included in the 13,203 shares described in Note 3 above. Does not include any shares beneficially owned by Advent VI L.P., Advent Atlantic and Pacific II L.P., Advent New York L.P. and Advent Industrial II L.P., with respect to which Mr. Gaal disclaims beneficial ownership. Also includes 1,250 shares of Common Stock which may be purchased within 60 days of the Record Date upon the exercise of stock options. Excludes unvested options to purchase 13,750 shares of Common Stock.

(10) Includes 23,748 shares of Common Stock which may be purchased within 60 days of the Record Date upon the exercise of stock options. Excludes unvested options to purchase 24,584 shares of Common Stock.

(11) Includes 666,666 shares held by Norwest Equity Partners V, a Minnesota limited partnership. Mr. Parizeau, a director of the Corporation, is a Partner of Itasca Partners, the General Partner of Norwest Equity Partners
     V. Mr. Parizeau disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest, if any. Also includes 1,250 shares of Common Stock which may be purchased within 60 days of the Record Date upon the exercise of stock options. Excludes unvested options to purchase 13,750 shares of Common Stock.

(12) Includes (i) 85,080 shares of Common Stock which may be purchased within 60 days of the Record Date upon the exercise of stock options, (ii) 13,333 shares of Common Stock owned by CeAnn B. Carney, Mr. Carney's spouse, (iii) 6,452 shares of Common Stock beneficially owned by Mr. Gaal through TA Venture Investors Limited Partnership and (iv) 666,666 shares of Common Stock owned by Norwest Equity Partners V with respect to all of which Mr. Parizeau disclaims beneficial ownership other than with respect to his pecuniary interest therein, if any. Excludes unvested options to purchase 571,243 shares of Common Stock.

                                  PROPOSAL 1
                             ELECTION OF DIRECTOR

     The Board of Directors is currently fixed at four members. The Board of Directors is divided into three classes, each of which may consist of only one more director than as in any other class. As of the date of this proxy statement, there is one Class I director; two Class II directors; and one Class III director. Each director serves for a three-year term. However, each Class II and Class III director will serve for an initial term ending at the Annual Meeting of Stockholders to be held in 1997 and 1998, respectively. The Class I director's term will expire at this Meeting. All directors will hold office until their successors have been duly elected and qualified or until their earlier resignation or removal. Mr. James M. Carney is the Class I director; Messrs. Stephen J. Gaal and Ernest C. Parizeau are the Class II directors; and Mr. Shaun M. McConnon is the Class III director.

     The Board of Directors has nominated and recommended that Mr. Carney, who is currently Chairman of the Board of Directors, be elected Class I director, to hold office until the 1999 Annual Meeting of Stockholders or until his successor has been duly elected and qualified or until his earlier resignation or removal. The Board of Directors knows of no reason why the nominee should be unable or unwilling to serve, but if the nominee should for any reason be unable or unwilling to serve, the proxies will be voted for the election of such other person for the office of director as the Board of Directors may recommend in the place of the nominee. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominee named below.

                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                    A VOTE "FOR" THE NOMINEE LISTED BELOW.

     The following table sets forth the nominee to be elected at the meeting and, for each director whose term of office will extend beyond the meeting, the year such nominee or director was first elected a director, the position currently held by the nominee and each director with the Corporation, the year the nominee's or director's term will expire and class of director of the nominee and each director:

Nominee's or Director's Name
and Year Nominee or Director       Position(s) with         Year Term   Class of
  First Became a Director          the Corporation         Will Expire  Director
- ---------------------------  ----------------------------  -----------  --------
Nominee:
- --------
     James M. Carney             Chairman, President,         1996         I
     1992                    Chief Executive Officer and
                                       Director
Continuing Directors:
- ---------------------
     Stephen J. Gaal                   Director                   1997     II
     1992

     Ernest C. Parizeau                Director                   1997     II
     1995

     Shaun M. McConnon                 Director                   1998    III
     1993

                OCCUPATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the director nominee to be elected at the meeting, the directors and the executive officers of the Corporation, their ages, and the positions currently held by each such person with the Corporation.

Name                         Age                     Position
- ---------------------------  ---  ----------------------------------------------
James M. Carney               39  Chairman, President, Chief Executive Officer
                                  and Director

George R. McHorney            44  Vice President-Finance and Operations, Chief
                                  Financial Officer, Treasurer and Secretary

Stephen P. Dunn               43  Vice President-North American Sales

Lawrence M. Gozzard           53  Vice President-Product Development and Support

George L. LeBlanc             41  Vice President-Marketing

Michael S. Rudy               49  Vice President-Technology

Stephen J. Gaal(1)            52  Director

Shaun M. McConnon(1)(2)       51  Director

Ernest C. Parizeau(2)         39  Director

- ----------

(1)  Member of Compensation Committee.

(2)  Member of Audit Committee.

     Mr. Carney is one of the founders of the Corporation and has been the President, Chief Executive Officer and Chairman of the Board of Directors of the Corporation since its inception in May 1992. From June 1986 to May 1992, Mr. Carney served as Chief Executive Officer of Workgroup Solutions, Inc., a systems integration company. Mr. Carney continued to serve as Chairman of the Board and was a principal stockholder, of Workgroup Solutions, Inc. until January 1995. From October 1982 to May 1986, Mr. Carney was employed as Regional Manager of U.S. Operations for Computervision Corporation, a computer software company.

     Mr. McHorney joined the Corporation in December 1993 as Vice President-Finance and Operations, Chief Financial Officer and Secretary, and was named Treasurer in December 1995. From February 1990 through December 1993, Mr. McHorney served as Vice President-Finance and Administration, Chief Financial Officer, Secretary and Treasurer of Coral Network Corporation, a data communications company. From May 1983 to February 1990, Mr. McHorney worked for Wang Laboratories, a computer company. Mr. McHorney held a number of positions at Wang, the last being Controller for the Wang Microsystem Division.

     Mr. Dunn joined the Corporation in September 1995 as Vice President-North American Sales. From December 1993 until August 1995, Mr. Dunn served as Eastern Region Sales Manager at Rasna Corp., a computer software company. From December 1991 to November 1993, Mr. Dunn served as Vice President-Sales at Mechanical Dynamics Inc., a computer software company. From December 1986 until December 1991, Mr. Dunn served as Vice President-Sales at Aries Technology Corporation, a computer software company.

     Mr. Gozzard joined the Corporation as Vice President-Product Development and Support in June 1994. From December 1993 until June 1994, Mr. Gozzard was an independent consultant. From February 1987 until December 1993, he served as Vice President-Research and Development at Computervision Corporation, a computer software company.

     Mr. LeBlanc joined the Corporation as Vice President-Marketing in March 1995. From April 1988 until March 1995, he served as Vice President-Marketing and Business Development of Matra Datavision Inc., a computer software company.

     Mr. Rudy joined the Corporation as Vice President-Technology in April 1993. From June 1981 until April 1993, he served as MIS Director for ELDEC, an aerospace company.

     Mr. Gaal has served on the Board of Directors of the Corporation since its inception in May 1992. Mr. Gaal has served as a general partner, managing director or principal of TA Associates, Inc., a private equity capital firm, and its related entities, since 1987. From 1982 to 1987, Mr. Gaal was a principal at Chatham Venture Corporation, a venture capital firm. TA Associates, Inc., through its affiliates, is a principal stockholder of the Corporation.

     Mr. McConnon has served on the Board of Directors of the Corporation since April 1993. Mr. McConnon has served as Executive Vice President-Sales and Marketing and a director of Raptor Systems, Inc., a developer of network security software products since November 1994 and as Secretary since December 1994. He also served as acting Chief Executive Officer of Raptor Systems, Inc. from July 1994 until February 1995. From 1983 to 1994, Mr. McConnon served in various capacities with Sun Microsystems, Inc., a computer manufacturer, including serving as a corporate Vice President and as Vice President/General Manager of the Australia/New Zealand Operation.

     Mr. Parizeau has served on the Board of Directors of the Corporation since December 1995. Since 1989, Mr. Parizeau has been a Partner and Vice President of Norwest Venture Capital Management, Inc. Norwest Venture Capital Management, Inc., through its affiliate Norwest Equity Partners V, L.P., is a principal stockholder of the Corporation. Mr. Parizeau also serves as a director of Raptor Systems, Inc., a developer of network security software products, and GelTex Pharmaceuticals, a pharmaceutical company.

     Executive officers of the Corporation are elected by the Board of Directors on an annual basis and serve until their successors have been duly elected and qualified.

                   THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors met 6 times during the fiscal year ended March 31, 1996. Each of the directors attended at least 75% of the aggregate of all meetings of the Board of Directors during fiscal 1996 and while such director was a member of the Board of Directors. The Corporation established an Audit Committee and a Compensation Committee during fiscal 1996. The Audit Committee of the Board of Directors, of which Messrs. McConnon and Parizeau are currently members, is responsible for reviewing the results and scope of audits and other services provided by the Corporation's independent auditors. The Audit Committee did not meet during fiscal 1996. The Compensation Committee, whose members currently are Messrs. Gaal and McConnon, makes recommendations concerning the salaries and incentive compensation of employees and consultants to the Corporation and administers the Corporation's stock plans. The Compensation Committee met once during fiscal 1996. The Board of Directors does not currently have a standing nominating committee.

                      COMPENSATION AND OTHER INFORMATION
                       CONCERNING DIRECTORS AND OFFICERS

Executive Compensation Summary

     The following table sets forth summary information concerning the compensation paid or earned for services rendered to the Corporation in all capacities during the fiscal years ended March 31, 1996 and 1995 to (i) the Corporation's Chief Executive Officer and (ii) each of the other four most highly compensated executive officers of the Corporation who received total annual salary and bonus in excess of $100,000 in fiscal 1996 (the "Named Executive Officers").

                          Summary Compensation Table

                                                                                                 Long-Term
                                                          Annual Compensation (1)           Compensation Awards(2)
                                                          -----------------------          ----------------------
Name and Principal Position                   Fiscal                                             Securities
- ----------------------------------------       Year        Salary          Bonus             Underlying Options
                                             --------     --------        -------          ----------------------

James M. Carney                                  1996     $150,000         $15,300                  91,665
 Chairman, President, Chief Executive            1995      135,000          26,108                    -
 Officer, and Director

George R. McHorney                               1996      110,000          11,220                  27,583
 Chief Financial Officer, Vice                   1995      100,301          19,339                  86,666
 President - Finance and
 Operations, Treasurer and
 Secretary

Lawrence M. Gozzard                              1996      110,000          10,066                  70,916
 Vice President - Product Development            1995(3)      -               -                       -
 and Support

George L. LeBlanc                                1996      105,000          10,490                  12,498
 Vice President - Marketing                      1995(3)      -               -                       -

Michael S. Rudy                                  1996       88,000          16,853                  33,788
 Vice President - Technology                     1995(3)      -               -                       -
- ---------------

(1) The compensation described in this table does not include medical, group life insurance or other benefits received by the Named Executive Officers which are available generally to all salaried employees of the Corporation and certain perquisites and other personal benefits, securities or property received by the Named Executive Officers which do not exceed the lesser of $50,000 or 10% of any such officer's aggregate salary and bonus disclosed in this table.

(2) The Corporation did not make any restricted stock awards, grant any stock appreciation rights or make any long-term incentive plan payments during fiscal 1995 or fiscal 1996

(3) During fiscal 1995, Messrs. Gozzard, LeBlanc and Rudy were not Named Executive Officers, as described in Item 402(a)(3) of Regulation S-K under the Securities Act.

Option Grants in Last Fiscal Year

     The following table sets forth each grant of stock options made during the year ended March 31, 1996 pursuant to the Corporation's 1992 Stock Option Plan (the "1992 Plan") to each of the Named Executive Officers. The Corporation did not grant any stock options pursuant to the Corporation's 1996 Stock Plan or any stock appreciation rights to the Named Executive Officers during the fiscal year ended March 31, 1996.


                                     Individual Grants(1)
                     ---------------------------------------------------
                                    Percentage                               Potential Realizable
                                     of Total                                  Value at Assumed
                        Number of     Options                                  Annual Rates of
                       Securities   Granted to                             Stock Price Appreciation
                       Underlying    Employees    Exercise                   for Option Term (3)
                         Options     in Fiscal    Price(2)    Expiration   ------------------------
Name                   Granted(#)      Year      ($/Share)       Date            5%($)        10%($)
- ---------------------  ----------   ----------   --------     ----------      -------      ---------
James M. Carney            83,332         12.0%     $ .30       10/05/05      $15,722      $ 39,843
                            8,333          1.2       8.50        1/26/06       44,545       112,886

George R. McHorney         22,833          3.3        .30       10/05/05        4,308        10,917
                            4,750          0.7       8.50        1/26/06       25,392        64,347

Lawrence M. Gozzard        43,333          6.2        .30        4/14/05        8,176        20,178
                           22,833          3.3        .30       10/05/05        4,308        10,917
                            4,750          0.7       8.50        1/26/06       25,392        64,347

George L. LeBlanc           8,332          1.2        .30       10/05/05        1,572         3,984
                            4,166          0.6       8.50        1/26/06       22,270        56,436

Michael S. Rudy            20,000          2.9        .30        4/01/05        3,773         9,562
                           11,414          1.6        .30       10/05/05        2,153         5,457
                            2,374          0.3       8.50        1/26/06       12,690        32,160
- ----------------

(1) The options, which were granted under the 1992 Plan vest at the rate of 20% of the shares underlying the options one year from the date of grant and 5% quarterly thereafter.

(2) The exercise price per share of each option was determined by the Board of Directors to be equal to the fair market value per share of Common Stock on the date of grant.

(3) Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation of the Corporation's Common Stock over the term of the options. These numbers are calculated based on rules promulgated by the Commission and do not reflect the Corporation's estimate of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercises and the future performance of the Corporation's Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals.

Aggregate Option Exercises  and Year-End Values

     The following table sets forth, for each of the Named Executive Officers, information with respect to the exercise of stock options during the year ended March 31, 1996 and the year-end value of unexercised options:

                                                                   Numbers of        Value(2) of Unexercised
                                                             Unexercised Options at  In-the-Money Options at
                          Shares                                 March 31, 1996          March 31, 1996
                       Acquired on           Value           ----------------------  -----------------------
        Name           Exercise (#)      Realized($)(1)       Vested     Unvested      Vested     Unvested
- ---------------------  ------------  ----------------------  --------  ------------  ----------  -----------
James M. Carney                 --                   --           0          91,665           0   $1,886,425
George R. McHorney          43,331             $358,239           0         114,251           0    2,401,028
Lawrence M. Gozzard         15,000              123,000      15,333         127,249    $326,976    2,674,635
George L. LeBlanc           13,333              109,331           0          65,831           0    1,369,685
Michael S. Rudy              7,000               57,400       7,999          62,122     170,579    1,305,285
- -------------

(1) Amounts disclosed in this column were calculated based on the difference between the fair market value of the Corporation's Common Stock on the date of exercise and the exercise price of the options in accordance with regulations promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and do not reflect amounts actually received by the Named Executive Officers.

(2) Value is based on the difference between the option exercise price and the fair market value at March 31, 1996, the fiscal year-end ($21.625 per share), multiplied by the number of shares underlying the option.

Stock Plans

     The Corporation currently has four stock ownership plans: the 1992 Stock Plan; the 1996 Stock Plan; the 1996 Employee Stock Purchase Plan and the 1996 Non-Employee Director Stock Option Plan. Although there are no proposed amendments to any of the plans, Rule 16b-3 under the Exchange Act, requires that certain information regarding the plans be furnished to stockholders of the Corporation. Following is a summary of the material features of each of the plans.

     1992 Stock Plan.
     ---------------

     The Corporation's 1992 Stock Plan (the "1992 Plan") was adopted by the Corporation's Board of Directors on May 12, 1992 and approved by the Corporation's stockholders on May 13, 1992. The 1992 Plan provides for the issuance of up to 2,091,667 shares of the Corporation's Common Stock. The Corporation's Board of Directors resolved on January 26, 1996, that as of the effective date of the Corporation's initial public offering, March 21, 1996, no further options be granted under the 1992 Plan. Currently, 85 employees, former employees, officers, consultants and directors hold options under the 1992 Plan.

     Under the terms of the 1992 Plan, incentive stock options ("ISOs") may be granted to employees of the Corporation and non-qualified stock options ("NQSOs"), stock awards and purchase rights may be granted to employees, consultants and directors of the Corporation. Options granted under the 1992 Plan expire ten years from the date of grant. Options granted under the 1992 Plan are not transferable by the optionholder except by will or by the laws of descent and distribution. ISOs granted under the 1992 Plan expire not more than ten years from the date of grant (or not more than five years from the date of grant in the case of ISOs granted to an employee or officer holding 10% or more of the voting stock of the Corporation). Generally options issued under the 1992 Plan vest at a rate of 20% after one year, with the remainder vesting in equal quarterly installments over the next four years.

     As of the Record Date, (i) options to purchase 1,243,011 shares of Common Stock at a weighted average exercise price of $1.34 per share were outstanding under the 1992 Plan; (ii) 150,884 shares of Common Stock of the Corporation had been acquired upon the exercise of options with a weighted average exercise price of $.23; (iii) stock purchases totaling 509,165 shares of Common Stock had been made pursuant to direct purchase rights granted under the 1992 Plan with an aggregate purchase price of $7,637; and (iv) stock awards totaling 45,170 shares of Common Stock had been granted under the 1992 Plan.

     1996 Stock Plan.
     ----------------

     The Corporation's 1996 Stock Plan (the "1996 Plan") was adopted by the Board of Directors and approved by the Corporation's stockholders on January 26, 1996. The 1996 Plan provides for the grant of ISOs to employees and the grant of NQSOs, stock awards and purchase rights to employees, consultants, directors and officers of the Corporation. The 1996 Plan provides for the issuance of up to 3,000,000 shares of the Corporation's Common Stock. Currently, 84 employees (including directors who are also employees of the Corporation and officers of the Corporation) and three non-employee directors of the Corporation are eligible to participate in the 1996 Plan.

     The 1996 Plan is administered by the Compensation Committee of the Board of Directors, which currently consists of Messrs. Gaal and McConnon, two outside directors of the Corporation. Subject to the provisions of the 1996 Plan, the Compensation Committee has the authority to (i) determine to whom options, Awards and Purchases shall be granted, (ii) determine the time at which options or Awards shall be granted or Purchases made, (iii) determine the purchase price of shares subject to each option or Purchase, (iv) determine whether each option granted shall be an ISO or an NQSO, (v) determine when each option shall become exercisable and the duration of the exercise period, (vi) extend the period during which outstanding options may be exercised, (vii) determine whether restrictions are to be imposed on shares subject to options, Awards and Purchases, and (viii) interpret the 1996 Plan and prescribe and rescind rules and regulations relating to it. The Compensation Committee determines the exercise price per share for NQSOs, Awards and Purchases under the 1996 Plan, so long as such exercise price is no less than the minimum legal consideration required therefor under the laws of any jurisdiction in which the Corporation may be organized. The exercise price per share for each ISO granted under the 1996 Plan may not be less than the fair market value per share of Common Stock on the date of such grant. In the case of an ISO to be granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation, the price per share for such ISO shall not be less than one hundred ten percent (110%) of the fair market value per share of Common Stock on the date of grant. An option is not transferable by the optionholder except by will or by the laws of descent and distribution. Each option expires on the date specified by the Compensation Committee, but not more than (i) ten years from the date of grant in the case of options generally and (ii) five years from the date of grant in the case of ISOs granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation. Generally, no ISO may be exercised more than 90 days following termination of employment. However, in the event that termination is due to death or disability, the option is exercisable for a maximum of 180 days after such termination. No options, Awards or Purchases may be granted under the 1996 Plan after January 26, 2006.

     As of the Record Date, options to purchase 38,625 shares of Common Stock at a weighted average exercise price of $25.75 per share were outstanding under the 1996 Plan, and no Awards or Purchases had been granted under the 1996 Plan.

     1996 Employee Stock Purchase Plan.
     ----------------------------------

     The 1996 Employee Stock Purchase Plan (the "1996 Purchase Plan") was adopted by the Board of Directors and approved by the Corporation's stockholders on January 26, 1996. The 1996 Purchase Plan provides for the issuance of up to 350,000 shares of Common Stock pursuant to the exercise of nontransferable options granted to participating employees. Currently, 83 employees of the Corporation are eligible to participate in the Purchase Plan.

     The 1996 Purchase Plan is administered by the Compensation Committee of the Board of Directors. All employees of the Corporation, except employees who own five percent or more of the Corporation's stock or whose customary employment is 20 hours or more per week and more than five months in any calendar year are eligible to participate in the 1996 Purchase Plan. Directors who are not employees of the Corporation may not participate in the 1996 Purchase Plan. To participate in the 1996 Purchase Plan, an employee must authorize the Corporation to deduct an amount (not less than one percent nor more than 10% of a participant's total cash compensation) from his or her pay during six-month offering periods commencing on February 1 and August 1 of each year (each a "Plan Period").

In no case may an employee purchase more than 500 shares in any Plan Period. Employees may participate in the 1996 Purchase Plan only to the extent that the employee's right to purchase stock under the 1996 Purchase Plan, and under all other employee stock purchase plans of the Corporation under
Section 432(b) of the Code, does not exceed $25,000 of the fair market value of such stock (determined on the date or dates that options on such stock were granted) for each calendar year in which such option is outstanding at any time. The exercise price of options shall be the lesser of (i) 85% of the average market price of the Common Stock on the first business day of such Payment Period or (ii) 85% of the average market price of the Common Stock on the last business day of such Payment Period. The employee shall be entitled to exercise such option only to the extent of the employee's accumulated payroll deductions on the last day of such Payment Period. If an employee's accumulated payroll deductions on the last day of a Payment Period would enable him or her to purchase more shares than are permitted to be purchased under the 500 shares or $25,000 limitations described above, the excess of the amount of the accumulated payroll deductions over the aggregate purchase price of the shares actually purchased shall be refunded to the employee, without interest, by the Corporation.

     An employee may not be granted an option if such employee, immediately after the option is granted, owns stock possessing 5% or more of the total combined voting power or value of all classes of shares of the Corporation. Employees who own shares possessing 5% or more of the total combined voting power of the Corporation (or who will, upon the grant of such option, own shares possessing 5% or more of the total combined voting power of the Corporation) are not eligible for participation in the 1996 Purchase Plan.

     An employee's rights under the 1996 Purchase Plan will terminate upon the employee's termination of employment or his voluntary withdrawal from the 1996 Purchase Plan. An employee's rights under the 1996 Purchase Plan may not be transferred or assigned to any other person other than by will or the laws of descent and distribution. Any option granted under the 1996 Purchase Plan to an employee may be exercised, during the employee's lifetime, only by the employee. No options may be granted under the 1996 Purchase Plan after January 26, 2006.

     As of the Record Date, no shares had been purchased under the 1996 Purchase Plan.


     1996 Non-Employee Director Stock Option Plan.
     --------------------------------------------

     The Corporation's 1996 Non-Employee Director Stock Option Plan (the "Director Plan") was adopted by the Board of Directors and approved by the Corporation's stockholders on January 26, 1996. The Director Plan provides for the grant of options to purchase a maximum of 100,000 shares of Common Stock of the Corporation to non-employee directors of the Corporation. Currently, three non-employee directors are eligible to participate in the Director Plan.

     The Director Plan is administered by the Compensation Committee. Under the Director Plan, each director who is neither an employee or officer of the Corporation (a "Non-Employee Director") automatically receives an initial option to purchase 15,000 shares of Common Stock upon the later of (i) March 21, 1996 or (ii) the date on which the Non-Employee Director first is elected to the Board of Directors. Each Non-Employee Director who is still a member of the Board of Directors upon the full vesting of his most recently granted option under the Director Plan shall receive automatically during the term of the Director Plan, and without further action by the Board of Directors, an additional option to purchase 15,000 shares of Common Stock. All options granted under the Director Plan vest in twelve equal quarterly installments beginning three months from the date of grant. All options granted under the Director Plan will have an exercise price equal to the fair market value of the Common Stock on the date of grant. The term of each option will be for a period of ten years from the date of grant. Options may not be assigned or transferred except by will or by the laws of descent and distribution and are exercisable to the extent vested only while the optionee is serving as a director of the Corporation or within 90 days after the optionee ceases to serve as a director of the Corporation (except that if a director dies or becomes disabled while he or she is serving as a director of the Corporation, the option is exercisable for a one-year period thereafter). No options may be granted under the Directors Plan after January 26, 2006.

     As of the Record Date, 45,000 options had been granted under the Director Plan. Executive officers and employees of the Corporation are not eligible for grants under the Director Plan.

United States Federal Income Tax Consequences

     The following discussion of United States federal income tax consequences of the issuance and exercise of options granted under the 1992 Plan, the 1996 Plan, the Director Plan and the Purchase Plan, and of certain other rights granted under the 1992 Plan and the 1996 Plan, is based upon the provisions of the Code as in effect on the date of this Proxy Statement, current regulations, and existing administrative rulings of the Internal Revenue Service. It is not intended to be a complete discussion of all of the United States federal income tax consequences of these plans or of the requirements that must be met in order to qualify for the described tax treatment. In addition there may be foreign, state and local tax consequences that are not discussed herein.

     The following general rules are applicable under current United States federal income tax law to ISOs granted under the 1992 Plan and the 1996 Plan:

     1. In general, no taxable income results to the optionee upon the grant of an ISO or upon the issuance of shares to him or her upon the exercise of the ISO, and no federal income tax deduction is allowed to the Corporation upon either the grant or exercise of an ISO.

     2.  If shares acquired upon exercise of an ISO are not disposed of within
(i) two years following the date the ISO was granted or (ii) one year following the date the shares are issued to the optionee pursuant to the ISO exercise (the "Holding Periods"), the difference between the amount realized on any subsequent disposition of the shares and the exercise price will generally be treated as capital gain or loss to the optionee.

     3. If shares acquired upon exercise of an ISO are disposed of on or before the expiration of one or both of the requisite Holding Periods (a ''Disqualifying Disposition''), then in most cases the lesser of (i) any excess of the fair market value of the shares at the time of exercise of the ISO over the exercise price or (ii) the actual gain on disposition, will be treated as compensation to the optionee and will be taxed as ordinary income in the year of such disposition.

     4. In any year that an optionee recognizes compensation income on a Disqualifying Disposition of stock acquired by exercising an ISO, the Corporation generally should be entitled to a corresponding deduction for federal income tax purposes.

     5. Any excess of the amount realized by the optionee as the result of a Disqualifying Disposition over the sum of (i) the exercise price and (ii) the amount of ordinary income recognized under the above rules will be treated as capital gain.

     6. Capital gain or loss recognized on a disposition of shares will be long-term capital gain or loss if the optionee's holding period for the shares exceeds one year.

     7. An optionee may be entitled to exercise an ISO by delivering shares of the Corporation's Common Stock to the Corporation in payment of the exercise price, if the optionee's ISO agreement so provides. If an optionee exercises an ISO in such fashion, special rules will apply.

     8. In addition to the tax consequences described above, the exercise of ISOs may result in a further ''minimum tax'' under the Code. The Code provides that an ''alternative minimum tax'' (at a maximum rate of 28%) will be applied against a taxable base which is equal to ''alternative minimum taxable income,'' reduced by a statutory exemption. In general, the amount by which the value of the Common Stock received upon exercise of the ISO exceeds the exercise price is included in the optionee's alternative minimum taxable income. A taxpayer is required to pay the higher of his regular tax liability or the alternative minimum tax. A taxpayer who pays alternative minimum tax attributable to the exercise of an ISO may be entitled to a tax credit against his or her regular tax liability in later years.

     9. Special rules apply if the Common Stock acquired through the exercise of an ISO is subject to vesting, or is subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

     The following general rules are applicable under current federal income tax law to options granted under the 1992 Plan and the 1996 Plan which do not qualify as ISOs, and all options granted under the Director Plan (collectively, "NQSOs"):

     1. The optionee generally does not recognize any taxable income upon the grant of an NQSO, and the Corporation is not allowed a federal income tax deduction by reason of such grant.

     2. The optionee generally will recognize ordinary compensation income at the time of exercise of the NQSO in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price. The Corporation may be required to withhold income tax on this amount.

     3. When the optionee sells the shares acquired through the exercise of an NQSO, he or she generally will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and his or her basis in the stock (generally, the exercise price plus the amount taxed to the optionee as compensation income). If the optionee's holding period for the shares exceeds one year, such gain or loss will be a long-term capital gain or loss.

     4. The Corporation generally should be entitled to a federal income tax deduction when compensation income is recognized by the optionee.

     5. An optionee may be entitled to exercise an NQSO by delivering shares of the Corporation's Common Stock to the Corporation in payment of the exercise price. If an optionee exercises an NQSO in such fashion, special rules will apply.

     6. Special rules apply if the Common Stock acquired through the exercise of an NQSO is subject to vesting, or is subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

     The following general rules are applicable under current federal income tax law to the grant of Awards and Purchases under the 1992 Plan and 1996 Plan:

     Under current federal income tax law, persons receiving Common Stock pursuant to an award of Common Stock ("Award") or a grant of an opportunity to purchase Common Stock ("Purchase") generally recognize ordinary compensation income equal to the fair market value of the shares received, reduced by any purchase price paid. The Corporation generally should be entitled to a corresponding federal income tax deduction. When such stock is sold, the seller generally will recognize capital gain or loss. Special rules apply if the stock acquired is subject to vesting, or is subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

     The following general rules are currently applicable under current federal income tax law to options under the Purchase Plan:

     1. The amounts deducted from an employee's pay under the Purchase Plan will be included in the employee's compensation subject to federal income tax. In general, no additional income will be realized by the employee either at the time options are granted pursuant to the Purchase Plan or at the time the employee purchases shares pursuant to the Purchase Plan.

     2. If the employee disposes of shares of Common Stock more than two years after the first business day of the Plan Period in which the employee acquired the shares, then upon such disposition the employee will recognize ordinary compensation in an amount equal to the lesser of:

       (a) the excess, if any, of the fair market value of the shares on the date of disposition over the amount the employee paid for the shares, or

       (b) the excess of the fair market value of the shares on the first business day of the Plan Period over the option price.

     In addition, the employee generally will recognize capital gain or loss in an amount equal to the difference between the amount realized upon the sale of shares and the employee's basis in the shares (i.e., the amount the employee paid for the shares plus the amount, if any, taxed as ordinary compensation income). If the employee's holding period for the shares is more than one year, such gain or loss will be long-term capital gain or loss.

     3. If the employee disposes of shares of Common Stock within two years after the first business day of the Plan Period in which the employee acquired the shares, then upon disposition the employee will recognize ordinary compensation in an amount equal to the excess, if any, of the fair market value of the shares on the last business day of the Plan Period over the amount the employee paid for the shares.

     In addition, the employee generally will recognize capital gain or loss in an amount equal to the difference between the amount realized upon the sale of shares and the employee's basis in the shares (i.e., the amount the employee paid for the shares plus the amount, if any, taxed as ordinary compensation income). If the employee's holding period for the shares is more than one year, such gain or loss will be long-term capital gain or loss.

     4. If the two-year holding period is satisfied, the Corporation will not receive any deduction for federal income tax purposes with respect to the options or the shares of Common Stock issued upon their exercise. If the two-year holding period is not satisfied, the Corporation generally will be entitled to a federal income tax deduction in an amount equal to the amount which is considered ordinary compensation income, subject to general limitations on the deductibility of compensation.

Bonuses

     The Named Executive Officers and certain other executive officers of the Corporation participate in the Corporation's Executive Management Incentive Compensation Plan (the "Incentive Plan"). The Incentive Plan provides for the award of cash bonuses and stock option grants in amounts determined by the Compensation Committee and approved by the Board of Directors based on contributions to profitability. Cash bonuses and options are awarded under the Incentive Plan upon attainment of pre-established goals. Options are awarded upon attainment of Corporation revenue objectives. Cash bonuses can be earned either through the attainment of Corporation financial goals or individual management objectives established at the beginning of the fiscal year.

Board of Directors' Report on Executive Compensation

     This report is submitted by the Board of Directors of the Corporation, of which Mr. Carney, the Corporation's Chairman, President and Chief Executive Officer, is a member. The Board of Directors administered the Corporation's executive compensation program during the fiscal year ended March 31, 1996. However, in January 1996, the Board of Directors established a Compensation Committee which is currently comprised of Messrs. Gaal and McConnon, both of whom are non-employee directors. Pursuant to authority delegated by the Board of Directors, the Compensation Committee is responsible for reviewing and administering the Corporation's stock plans and reviewing and approving compensation matters concerning the executive officers of the Corporation.

     The executive compensation program uses a combination of base salary, cash bonuses and long-term incentive compensation in the form of stock options to achieve the following goals:

     . To enhance profitability of the Corporation and increase stockholder value.

     . To reward executives consistent with the Corporation's annual and long-term performance goals.

     . To provide competitive compensation that will attract and retain qualified executives.

     .  To recognize individual initiative and achievement.

     Base salary compensation levels for each of the Corporation's executive officers are determined by evaluating the individual officer's responsibilities, experience and performance, the internal equity of compensation levels among executive officers, as well as generally available information regarding salaries paid to executive officers with comparable qualifications at companies in businesses comparable to the Corporation.

     Cash bonuses are determined annually pursuant to the Incentive Plan and are based on the Corporation's achievement of targeted measures of financial performance, including revenue, profit and cost-saving goals, and, in certain cases, the achievement of non-financial objectives in the officer's area of responsibility.

     Long-term incentive compensation in the form of stock option grants is designed to align the interests of executive officers more closely with those of the Corporation's stockholders by allowing those officers to share in long-term appreciation in the value of the Corporation's Common Stock. It is the Corporation's policy to grant stock options to executive officers at the time they join the Corporation in an amount consistent with the employee's position and level of seniority. In addition, the Committee generally makes additional performance-based option grants. In making such performance-based grants, the Committee considers both individual and general corporate performance, recommendations of the Chief Executive Officer, existing levels of officer stock ownership and previous option grants and the current stock price. For additional information regarding the grant of options in fiscal 1996, see the table under the heading "Option Grants in Last Fiscal Year."

     Mr. Carney's Compensation. Compensation for the Corporation's President and Chief Executive Officer, James M. Carney, is determined in accordance with the policies applicable to other executive officers of the Corporation described above. In fiscal 1996, Mr. Carney received base salary and cash bonus totaling $165,300. Mr. Carney's base salary of $150,000 represented an increase of $15,000, or 11% over fiscal 1995. In addition to achievement of performance targets in accordance with the Corporation's executive compensation and cash bonus policies, the Committee determined that Mr. Carney's fiscal 1996 compensation was justified by the Corporation's strong financial performance in fiscal 1996, a year in which the Corporation achieved profitability for the first time and successfully completed its initial public offering. Mr. Carney was granted stock options in fiscal 1996 to purchase 91,665 shares of Common Stock consistent with the above described criteria. For additional information regarding Mr. Carney's fiscal 1996 compensation, see the tables under the headings "Summary Compensation Table" and "Option Grants in Last Fiscal Year."

     Other Benefits. The Corporation also has various broad-based employee benefit plans. Executive officers participate in these plans on the same terms as eligible, non-executive employees, subject to any legal limits on the amounts that may be contributed or paid to executive officers under these plans. The Corporation offers a stock purchase plan, under which employees may purchase Common Stock at a discount. The Corporation also maintains insurance and other benefit plans for its employees.

     Tax Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the tax deduction to $1 million for compensation paid to any of the executive officers unless certain requirements are met. The Board of Directors has considered these requirements and the proposed regulations. It is the Board of Directors' present intention that, so long as it is consistent with its overall compensation objectives, substantially all executive compensation be deductible for United States federal income tax purposes by those subsidiaries of the Corporation that are subject to taxation in the United States. The Board of Directors believes that the Corporation's 1996 Stock Plan currently qualifies for an exception to the requirements of Section 162(m) and, subject to the prior sentence, will take whatever further action is necessary to satisfy Section 162(m) requirements for compensation paid pursuant to the 1996 Stock Plan.


Respectfully submitted by the Board of Directors:

          James M. Carney              Shaun M. McConnon
          Stephen J. Gaal              Ernest C. Parizeau

Compensation Committee Interlocks and Insider Participation

     The Corporation's Board of Directors has established a Compensation Committee currently consisting of Messrs. Gaal and McConnon. During the fiscal year ended March 31, 1996, however, as has been disclosed above, the Board of Directors performed the functions of the Compensation Committee. During this period, Mr. Carney, the Corporation's Chairman President, Chief Executive Officer and Director, participated in deliberations of the Corporation's Board of Directors concerning the compensation of executive officers. No executive officer of the Corporation served as a member of the compensation committee of another entity (or other committee of the Board of Directors performing equivalent functions or, in the absence of any such committee, the entire Board of Directors), one of whose executive officers served as a director of the Corporation.

Compensation of Directors

     During the fiscal year ended March 31, 1996, neither employee nor non-employee Directors received cash compensation for their service as members of the Board of Directors. Non-employee directors are eligible for participation in the 1996 Plan and the Director Plan. See "Stock Plans."

Stock Performance Graph

     The following graph compares the percentage change in the cumulative total stockholder return on the Corporation's Common Stock during the period from the Corporation's initial public offering on March 21, 1996 through March 31, 1996, with the cumulative total return for the Nasdaq Stock Market (U.S. companies) and the Corporation's "Industry Index." The Corporation selected an index of companies in the prepackaged software industry as its industry group. Accordingly, the Industry Index reflects the performance of all companies in the prepackaged software industry with 7372 as their Primary Standard Industrial Classification Code Number. The comparison assumes $100 were invested on March 21, 1996 in the Corporation's Common Stock at the $15.00 initial offering price and in each of the foregoing indices and assumes reinvestment of dividends, if any.


                 Comparison of Cumulative Total Return /(1)(2)/

- ------------------------------FISCAL YEAR ENDING--------------------------------
COMPANY                                          MARCH 21 1996     MARCH 31 1996
WORKGROUP TECHNOLOGY CP                            100.00            144.20
INDUSTRY INDEX                                     100.00            100.00
BROAD MARKET                                       100.00            100.00
_____________

     (1) Prior to March 21, 1996 the Corporation's Common Stock was not publicly traded. Comparative data is provided only for the period since that date. This chart is not "soliciting material", is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filings of the Corporation under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

     (2) The stock price performance shown on the graph is not necessarily indicative of future price performance. Information used on this graph was obtained from the Nasdaq Stock Market index were prepared for Nasdaq by the Center for Research in Security Prices at the University of Chicago, a source believed to be reliable, although the Corporation is not responsible for any errors or omissions in such information.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In November 1995, the Corporation sold 1,000,000 shares of Series D Convertible Preferred Stock to Norwest Equity Partners V, a Minnesota limited partnership ("Norwest"), at a purchase price of $2.60 per share. Such shares converted into 666,666 shares of Common Stock upon the consummation of the Corporation's initial public offering on March 26, 1996. Mr. Parizeau, a Partner of Itasca Partners, the General Partner of Norwest, became a director of the Corporation in connection with this transaction.

                           AUDITORS FOR FISCAL 1997

     The Board of Directors has selected the firm of Coopers & Lybrand L.L.P., independent certified public accountants, to serve as auditors for the fiscal year ending March 31, 1997. Coopers & Lybrand L.L.P., has served as the Corporation's auditors since fiscal 1994. It is expected that a member of Coopers & Lybrand L.L.P., will be present at the Annual Meeting with the opportunity to make a statement if so desired and will be available to respond to appropriate questions.

                             SECTION 16 REPORTING

     Section 16(a) of the Exchange Act, requires the Corporation's directors, executive officers and holders of more than 10% of the Corporation's Common Stock (collectively, "Reporting Persons") to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock of the Corporation. Such persons are required by regulations of the Commission to furnish the Corporation with copies of all such filings. Based on its review of the copies of such filings received by it with respect to the fiscal year ended March 31, 1996 and written representations from certain Reporting Persons, the Corporation believes that all Reporting Persons complied with all Section 16(a) filing requirements in the fiscal year ended March 31, 1996.

                             STOCKHOLDER PROPOSALS

     Proposals of Stockholders intended for inclusion in the proxy statement to be furnished to all Stockholders entitled to vote at the next Annual Meeting of Stockholders of the Corporation must be received at the Corporation's principal executive offices not later than April 1, 1997. In order to curtail controversy as to the date on which a proposal was received by the Corporation, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested to Workgroup Technology Corporation, 81 Hartwell Avenue, Lexington, Massachusetts, 02173, Attention: Corporate Secretary.

                          INCORPORATION BY REFERENCE

     To the extent that this proxy statement has been or will be specifically incorporated by reference into any filing by the Corporation under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of the proxy statement entitled "Report of Compensation Committee of Board of Directors on Executive Compensation" and "Stock Performance Graph" shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

                           EXPENSES AND SOLICITATION

     The cost of solicitation of proxies will be borne by the Corporation, and in addition to soliciting Stockholders by mail through its regular employees, the Corporation may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Corporation registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Corporation may also be made of some Stockholders in person or by mail, telephone or telegraph following the original solicitation.

     The contents and the sending of this proxy statement has been approved by the Board of Directors of the Corporation.

                                  DETACH HERE

                       WORKGROUP TECHNOLOGY CORPORATION
                 Proxy for the Annual Meeting of Stockholders
P                                July 31, 1996
R                SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
O
X         The undersigned hereby appoints James M. Carney and George R.
Y McHorney, and each of them, proxies, with full power of substitution, to vote all shares of stock of Workgroup Technology Corporation (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on Wednesday, July 31, 1996, at 10 a.m., local time, at the offices of Testa, Hurwitz & Thibeault, LLP, 125 High Street, High Street Tower, 20th Floor, Boston, Massachusetts 02110, and at any adjournments thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated July 2, 1996, a copy of which has been received by the undersigned. Execution of a proxy will not in any way affect a stockholder's right to attend the meeting and vote in person. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournment thereof.

                                                                  SEE REVERSE
                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE         SIDE

                                  DETACH HERE
   Please mark
[X]votes as in
   this example.

   THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED "FOR" THE ELECTION OF THE DIRECTOR.

   1. To elect a member to the Board of Directors to serve as a Class I Director for a three-year term or until his or her successor is elected and qualified:

      Nominee:  James M. Carney

                FOR    WITHHELD
                [_]      [_]


                                       MARK HERE               MARK HERE
                                       FOR ADDRESS   [_]       IF YOU PLAN   [_]
                                       CHANGE AND              TO ATTEND
                                       NOTE AT LEFT            THE MEETING


                             If signing as attorney, executor, trustee or guardian, please give your full title as such. If stock is held jointly, each owner should sign.